Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-77004 and 333-116321) of Hydrogenics Corporation of our report dated March 24, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting and our comments by independent auditors on Canada-US reporting difference dated March 24, 2009, which appear in this Form 20-F/A (Amendment No.1).

We also consent to the inclusion of our Report in the Registration Statement on Form F-4 (No. 333-160551).

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario
August 12, 2009